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                                                                 Exhibit 24.02

                               POWER OF ATTORNEY

     David A. Henry, Vice President and Corporate Controller of Fairchild Semiconductor International, Inc., hereby appoints Joseph R. Martin, Daniel E. Boxer and Paul C. Schorr IV, any of whom may act without the joinder of either of the others, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-1 (Registration No. 333-78557) of Fairchild Semiconductor International, Inc. (the "Registration Statement") and all additional registration statements relating to the same offering of securities as the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1993, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof. In addition, David A. Henry hereby ratifies, confirms and approves all previously filed amendments to the Registration Statement, including the attorney-in-fact signature on behalf of Mr. Henry on Amendment No. 6 to the Registration Statement.


Dated and effective                  /s/ David A. Henry
as of July 30, 1999                  ----------------------------------
                                     David A. Henry
                                     Vice President and Corporate Controller
                                     Fairchild Semiconductor International, Inc.